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                                                                   EXHIBIT 10.19

                           COMPANY SECURITY AGREEMENT



                  This Company Security Agreement ("Security Agreement"), dated as of November 1, 1985, is executed by RADIATION STERILIZERS, INCORPORATED, a California corporation ("Debtor"), in favor of and for the equal and ratable benefit of WELLS FARGO BANK, N.A., a national banking association ("Bank") and BANK ONE TRUST COMPANY, N.A., a national banking association ("Bond Trustee"), as assignee of all right, title and interest of the Trinity River Industrial Development Authority, a non-profit industrial development corporation ("Issuer"), in and to that certain Series 1985A Loan Agreement (the "Series A Loan Agreement"), dated as of the date hereof between Debtor and Issuer, for the benefit of the holders of the Trinity River Industrial Development Authority Variable Rate Demand Industrial Development Revenue Bonds (Radiation Sterilizers, Incorporated Project), Series 1985A (the "Series A Bonds") issued pursuant to that certain Trust Indenture (the "Trust Indenture") dated as of the date hereof, between Issuer and Bond Trustee. Bank and Bond Trustee are collectively referred to herein as "Secured Party." This Security Agreement is executed in conjunction with that certain Series A Reimbursement Agreement of even date herewith between Debtor and Bank (the "Series A Reimbursement Agreement") and the Series A Loan Agreement, both of which agreements relate to the Properties (as defined below). Capitalized terms used and not defined herein shall have the meanings set forth for them in the Series A Reimbursement Agreement.

                  1. Assignment. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby grants and assigns to Secured Party, as security for the Obligations (as defined below), all of Debtor's right, title and interest, whether now existing or hereafter arising, in and to the personal property described in Schedule "l," attached hereto and incorporated herein by this reference (collectively, the "Collateral").

                  2. Obligations Secured. This Security Agreement secures the prompt payment and performance of each of the following obligations (collectively, the "Obligations"):

                     2.1 All obligations of Debtor to Bank under the Loan Documents, including without limitation (a) Debtor's reimbursement obligations in connection with that certain Series A Letter of Credit (the "Series A Letter of Credit") in the amount of $2,198,596.00, being issued by Bank



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pursuant to the Series A Reimbursement Agreement, (b) all of the interest accruing from time to time as set forth in the Series A Reimbursement Agreement, and (c) all obligations contained in this Security Agreement.

                     2.2 The payment by RSI to Bond Trustee of the principal of, and accrued interest on, the Series A Bonds.

                     2.3 All other obligations of RSI to Bank or Bond Trustee that are evidenced by a document, executed at Bank's request, which states that it is secured by this Security Agreement.

                     2.4 All renewals, extensions, supplements and other modifications of any of the foregoing, including without limitation modifications that are evidenced by new or additional documents or that change the rate of interest on any Obligation.

The word "obligation" is used herein in its most comprehensive sense and includes all present and future indebtedness, liabilities, undertakings, covenants and conditions, whether voluntary or involuntary, absolute or contingent, liquidated or unliquidated, determined or undetermined, earned or unearned, and due or not due.

                  3. Representations and Warranties. Debtor represents and warrants that:

                     (a) Debtor has, or upon acquisition will have, and at all times will maintain, good and marketable title to all of the Collateral, free and clear of any security interest, mortgage, adverse claim, pledge, lien, charge, default, defense, condition precedent or encumbrance, except as created in favor of Secured Party or as permitted by Secured Party in writing; and

                     (b) Debtor has not previously assigned or encumbered Debtor's interest in, or rights to, any of the Collateral, and no financing statement (or other notice of any lien, security interest or encumbrance) covering any of the Collateral is on file with any governmental official or authority or has been delivered to any other person or entity except as permitted by Secured Party in writing; and

                     (c) all information given to Secured Party by Debtor, or at Debtor's request or instruction, with respect



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to the Collateral is accurate and contains no material misrepresentation or omission; and

                     (d) that portion of the Collateral consisting of instruments, contracts, chattel paper, documents or governmental licenses, permits or approvals, is genuine and complies with all applicable laws concerning form, content and manner of preparation and execution; and

                     (e) all parties to any of the Collateral consisting of instruments, contracts, chattel paper, documents or governmental licenses, permits or approvals, are bound as they appear to be under such Collateral; and

                     (f) Debtor's principal place of business is located at 3000 Sand Hill Road, Building 4, Suite 245, Menlo Park, California 94025.

                  4. Use. None of the Collateral shall be used for any unlawful purpose, for hire or in any way which would limit or void any insurance required to be maintained under this Security Agreement.

                  5. Collateral Protection. Debtor, at its expense, shall warrant and defend title to the Collateral against the claims of all third parties, and shall from time to time execute and deliver all further instruments and contracts, and take all further action, that is necessary or appropriate (or that Secured Party from time to time reason-ably deems necessary or appropriate) to: (i) create, perfect, protect and maintain the security interests contemplated by this Security Agreement; (ii) facilitate the performance of this Security Agreement; (iii) secure or facilitate Secured Party's exercise of its rights and remedies; (iv) evaluate the worth, condition and amount or extent of the Collateral; (v) evaluate Debtor's performance of this Security Agreement;
(vi) determine the nature and source of prior or subsequent security interests, mortgages, adverse claims, pledges, liens, charges or encumbrances on or affecting any of the Collateral; and, (vii) maintain, preserve and protect the Collateral and keep the Collateral in good and salable condition in accordance with standards and practices generally adhered to by users or owners of personal property similar in nature to the Collateral.

                  6. Perfection of Security Interest. Debtor covenants and agrees that Debtor shall do and perform all acts and things necessary or appropriate (or which Secured Party reasonably deems necessary or appropriate) to perfect, or to give



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any necessary or desirable notice of, Secured Party's security interest in the
Collateral. Debtor further covenants and agrees to obtain appropriate consents from all persons and entities whose consents may be necessary or desirable to vest Secured Party with a valid and enforceable security interest in the Collateral. Prior to delivering any Collateral to any bailee under any circumstance whatsoever, Debtor shall notify Secured Party of such intention.

                  7. Notice of Action. Debtor covenants and agrees to notify Secured Party immediately of any legal process levied against any of the Collateral or any other event which affects the value, use or possession of the Collateral or any of the rights of Debtor or Secured Party in relation to any of the Collateral.

                  8. Miscellaneous Rights of Secured Party. At any time without notice and at the expense of Debtor, Secured Party may, but shall not be obligated to, do any or all of the following:

                     (a) notify any person obligated on any of the Collateral of Secured Party's rights under this Security Agreement and enforce any or all such rights;

                     (b) insure, protect, defend and preserve the Collateral or any rights or interests of Secured Party with regard to any of the Collateral, including without limitation the filing and prosecution of any third party claim or other legal action or proceeding which Secured Party deems necessary to protect any of Secured Party's rights, interests or priorities with respect to any of the Collateral;

                     (c) inspect the Collateral during normal business hours;
and

                     (d) endorse, collect and receive any right to payment of money owing to Debtor under any account, chattel paper, contract, deposit account, document, general intangible, instrument or proceeds thereof which is part of the Collateral.

Secured Party shall have no duty or obligation whatsoever to make or give any presentments, demands for performance, notices of nonperformance, notices of protest or notices of dishonor in connection with any of the Collateral or to take any other action to preserve, protect or defend any right, title or interest of Debtor or Secured Party with respect to any of the Collateral or to preserve any value or utility of any of the Collateral.



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                  9. Collateral Designation Statement. Secured Party may at any
time, and from time to time, require Debtor to deliver to Secured Party statements certified by Debtor describing with particularity all Collateral then subject to this Security Agreement; the precise location of such Collateral and any other security interests, mortgages, claims, pledges, liens, charges or encumbrances to which any of such Collateral may be subject.

                  10. Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact (such agency being coupled with an interest) and as such attorney in-fact Secured Party may, without the obligation to do so, in Secured Party's name or in the name of Debtor, prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary or desirable to create, perfect or preserve any of Secured Party's security interests and rights in or to any of the Collateral, and take after the occurrence of an "Event of Default" (as hereinafter defined), any other action specified in Subsections 14(b)(i) ----- through (viii) inclusive hereof; provided that Secured Party as such attorney-in-fact shall only be accountable for such funds as are actually received by Secured Party.

                  11. Handling of Collateral. Except as otherwise provided in this Security Agreement or any document evidencing obligations secured hereby, as amended from time to time, so long as no default exists under this Security Agreement and no default or event of default exists under any document evidencing obligations secured hereby, Debtor may, subject to Secured Party's rights under Section 8 hereof, possess, use, move, transfer or - dispose of any of the Collateral in the ordinary course of Debtor's business and in accordance with the Series A Reimbursement Agreement.

                  12. Miscellaneous Undertakings. Debtor, at its sole cost and expense, agrees to:

                     (a) pay, discharge and perform all obligations secured by this Security Agreement when due; and

                     (b) pay all expenses, including without limitation attorneys' fees and court costs, incurred by Secured Party in connection with the creation, perfection, preservation, or enforcement of any of the security interests granted under this Security Agreement, the defense of the Collateral or the exercise by Secured Party of the rights, powers or



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remedies granted to Secured Party under this Security Agreement, by law or otherwise.

                  13. Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Security Agreement:

                     (a) the occurrence of any "Event of Default" described in the Series A Reimbursement Agreement; or

                     (b) any default of any Obligation; or

                     (c) Debtor's failure to promptly pay any amount owing to Bond Trustee which relates to the principal amount of, or the accrued interest on, any Series A Bond; or

                     (d) any default of any other obligation now or hereafter secured by this Security Agreement.

                  14. Secured Party's Rights on Default. Upon the occurrence of an Event of Default under this Security Agreement and so long as such Event of Default continues, all amounts and obligations secured by this Security Agreement shall be immediately due and payable and, in addition to exercising any other rights and remedies granted to Secured Party under the Loan Documents, the applicable Uniform Commercial Code, as amended or recodified from time to time (the UCC), or otherwise by law:

                     (a) Secured Party may do any or all of the following:

                         (i) enter upon any of the Properties (or other place
               where any of the Collateral may be located) without prior notice to Debtor and take possession of, assemble, sell, dispose, collect and move any or all of the Collateral, or render such Collateral unusable, and store any of the Collateral at locations acceptable to Secured Party, at Debtor's expense;

                         (ii) upon written notice, require Debtor to assemble
               any or all of the Collateral and make it available at a mutually convenient place designated by Secured Party so as to permit Secured Party to take possession of, move, store, sell or dispose of such Collateral;

                         (iii) sell, assign and deliver (at Debtor's place of
               business or any other place permitted by law)



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               all or any part of the Collateral at public or private sales, for cash or on credit, to a wholesaler, retailer or user of each type of Collateral or at public auction, each of which Debtor agrees constitute commercially reasonable methods of disposing of the Collateral since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the difference in the speed, costs and credit risks of such sales;

                         (iv) bid and become purchaser at any public sale or
               auction of the Collateral; and

                         (v) apply any Collateral or other security available
               for satisfaction of obligations secured by this Security Agreement to the payment of: expenses incurred by Secured Party in connection with any use, sale, transfer or delivery of such Collateral; any other costs, charges, reasonable attorneys' fees, or other expenses incurred by Secured Party in connection with the Loan Documents or the Bond Documents, and any other obligations of Debtor to Secured Party that are secured by this Security Agreement, in such order, priority and manner as Secured Party in its sole discretion may determine; and

                     (b) Secured Party may, either in Secured Party's name or as Debtor's attorney-in-fact, for the account of Debtor and at Debtor's expense, do any or all of the following:

                         (i) operate, consume, sell or dispose of the Collateral
               as Secured Party deems appropriate for the purpose of performing any or all of the obligations secured by this Security Agreement;

                         (ii) enter into any extension, reorganization, deposit,
               merger or consolidation, settlement or compromise or any other agreement relating to or affecting any of the Collateral, and in connection therewith Secured Party may (A) sell, transfer or dispose of, release, discharge or deposit or surrender control of any of the Collateral; (B) accept other property in exchange for any of the Collateral; (C) take such action as Secured Party may deem proper; and (D) apply any money or property received in exchange for any of the Collateral to any of the obligations secured by this Security Agreement;



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                         (iii) make any compromise or settlement which Secured
               Party may deem desirable or proper with respect to any of the Collateral or any controversies or disputes relating to the Collateral, and release any of the Collateral and any persons liable on any of the Collateral;

                         (iv) endorse, deliver evidences of title, receive,
               enforce and collect by legal action or otherwise all indebtedness and obligations now or hereafter owing in connection with or on account of any or all of the Collateral;

                         (v) perform any of the obligations secured by this
               Security Agreement;

                         (vi) enforce, adjust and receive payment or performance
               in connection with any insurance claims, claims for breach of warranty, claims under any letters of credit, instruments, documents, chattel paper or contracts and similar matters concerning any of the Collateral;

                         (vii) exercise any and all other rights, powers and
               remedies which Debtor would have, but for this Security Agreement, in connection with the Collateral; and

                         (viii) sell or dispose of all or part of the Collateral
               consisting of instruments that are "securities" under applicable law at one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any such securities for their own account, for investment and not with a view to distribution or resale thereof. Debtor acknowledges that any such private sales may be at prices and on terms less favorable to Secured Party than those of public sales, and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party has no obligation to delay sale of any such securities to permit the issuer thereof to register such securities for public sale under applicable law.


                  15. No Responsibility. Debtor acknowledges that Secured Party has no responsibility for, and does not assume any of, Debtor's obligations or duties under any agreement, instrument, general intangible or other contract or obligation which is part of the Collateral or any obligation relating to the acquisition, preparation or holding of the Collateral.



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                  16. Notices. All notices which any party hereto may desire or may be required to give to any other party hereto shall be given in accordance with Section 12.11 of the Series A Reimbursement Agreement.

                  17. Attorneys' Fees. Debtor shall be liable for and agrees to pay the expenses incurred by Secured Party in enforcing this Security Agreement against Debtor, including without limitation attorneys' fees. If Debtor shall become subject to any case or proceeding under the Bankruptcy Reform Act, as amended or recodified from time to time, Debtor shall pay to Secured Party on demand all attorneys' fees, costs and expenses which Secured Party may incur to obtain relief from any provision of the Act which delays or otherwise impairs Secured Party's exercise of any right or remedy under this Security Agreement or any of the Loan Documents or to obtain adequate protection or assurance for any of Secured Party's rights in connection with the Collateral.

                  18. Heirs, Successors and Assigns. Subject to the limitations contained elsewhere in this Security Agreement and the Loan Documents, the terms of this Security Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of Debtor and Secured Party. There shall be no third party beneficiaries of this Security Agreement.

                  19. Time. Time is of the essence of each term of this Security Agreement.

                  20. Headings. All headings appearing in this Security Agreement are for convenience only and shall be disregarded in construing this Security Agreement.

                  21. Choice of Law. This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, except that the laws of the state in which certain is located shall govern the creation, perfection, and enforcement of the liens created hereby in connection with such personal property.

                  22. Miscellaneous. The rights and remedies of Secured Party under this Security Agreement are cumulative and no exercise of any right or remedy shall preclude the exercise of any other right or remedy or the later exercise of the same right or remedy. Waivers and approvals under this Security Agreement shall be in writing and, unless otherwise expressly stated, waivers and approvals shall apply only to the specific circumstance addressed. Notwithstanding any



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other provision of this Security Agreement, Secured Party shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Debtor to Secured Party unless Secured Party shall make an express written election of said remedy under UCC Section 9505, as amended or recodified from time to time, or other applicable law. Secured Party may designate an agent or independent contractor to exercise any of Secured Party's rights hereunder. Any married person who executes this Security Agreement as Debtor hereby expressly agrees that recourse may be had against his or her separate property for all his or her indebtedness to Secured Party that is secured by this Security Agreement.

                  23. Integration. This Security Agreement contains or expressly incorporates by reference the entire and exclusive agreement of the parties with respect to the matters contemplated herein and supersedes all prior negotiations related thereto, and this Security Agreement shall not be amended or modified in any way except by a written instrument which is executed by all parties hereto.

                  24. Exercise of Rights and Remedies. Until the first to occur of (a) the expiration of the Series A Letter of Credit or (b) a material default by Bank of its obligations under the Series A Letter of Credit, the following shall apply:

                      24.1 Bond Trustee shall not have the right to exercise or implement any right or remedy provided to Secured Party hereunder without first obtaining Bank's written consent thereto.

                      24.2 In the event of a disagreement between Bond Trustee and Bank as to the exercise or implementation



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of any such right or remedy, the decision of Bank shall control.

                  In witness whereof, Debtor has caused this Security Agreement to be duly executed as of the date first written above.

                                        "Debtor":

                                        RADIATION STERILIZERS, INCORPORATED
                                        a California corporation


                                        By /s/ Alan Chin, President
                                           ---------------------------



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                                   SCHEDULE 1


                  (a) All present and future accounts, general intangibles, chattel paper, contract rights, deposit accounts, instruments and documents, now or hereafter relating or arising with respect to the real properties described in Exhibits "A-1" through "A-3" attached hereto and incorporated herein by this reference (the "Properties") and/or the use thereof or any improvements thereto, including without limitation: (i) all rights to the payment of money, including escrow proceeds arising out of the sale or other disposition of all or any portion of any of the Properties; (ii) all plans, specifications and drawings relating to the development of any of the Properties and/or any construction thereon; (iii) all use permits, occupancy permits, construction and building permits, and all other permits and approvals required by any governmental or quasi-governmental authority in connection with the development, construction, use, occupancy or operation of any of the Properties, (iv) any and all agreements relating to the development, construction, use, occupancy and/or operation of any of the Properties between Debtor and any contractor, subcontractor, project manager or supervisor, architect, engineer, laborer or supplier of materials; (v) all lease or rental agreements; (vi) all names under which any of the Properties are now or hereafter known and all rights to carry on business under any such names or any variant thereof; (vii) all trademarks relating to any of the Properties and/or the development, construction, use, occupancy or operation thereof; (viii) all goodwill relating to any of the Properties and/or the development, construction, use, occupancy or operation thereof; (ix) all insurance proceeds and condemnation awards arising out of or incidental to the ownership, development, construction, use, occupancy or operation of any of the Properties; (x) all reserves, deferred payments, deposits, refunds, cost savings, bonds, insurance policies and payments of any kind relating to any of the Properties; (xi) all loan commitments issued to Debtor in connection with any sale or financing of any of the Properties; (xii) all shares of stock or other evidence of ownership of any part of or interest in any of the Properties that are owned by Debtor in common with others; and (xiii) all supplements, modifications and amendments to the foregoing,

                  (b) All accounts receivable arising out of income-producing operations on any of the Properties.

                  (c) All fixtures located upon or within any of the Properties or now or hereafter attached to, installed in, or used or intended for use in connection with any of



                                  Schedule "l"
the Properties, including without limitation any and all partitions, generators, screens, awnings, boilers, furnaces, pipes, plumbing, elevators, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, heating, ventilating, air conditioning and air cooling equipment, and gas and electric machinery and equipment.

                  (d) All present and future accessories, additions, attachments, replacements and substitutions of or to any or all of the foregoing.

                  (e) All proceeds and products of any or all of the foregoing, including without limitation all monies, deposit accounts, insurance proceeds and other tangible or intangible property received upon a sale or other disposition of any of the foregoing.



                                  Schedule "1"
                                   Page 2 of 2
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                                  EXHIBIT "A-l"


                                LEGAL DESCRIPTION

         All that certain real property, together with all appurtenances thereto and all improvements now or hereafter located thereon, situated in the City of Atlanta, County of DeKalb, State of Georgia, and described as follows:

         BEGINNING at an iron pin found on the easterly right-of-way line of Mellon Court (having a 60-foot right-of-way), which iron pin is located 1,460.80 feet northerly, as measured along the easterly right-of-way line of Mellon Court, from the corner formed by the intersection of the easterly right-of-way line of Mellon Court with the northerly right-of-way line of Dividend Drive (having a 60-foot right-of-way); running thence north 00 degrees 01 minute 10 seconds west along the easterly right-of-way line of Mellon Court, a distance of 95.04 feet to an iron pin set; running thence northeasterly, northerly and northwesterly along the southeasterly, easterly and northeasterly right-of-way line of the terminus of the cul-de-sac of Mellon Court, an arc distance of 114.90 feet to an iron pin set (said arc having a radius of 60.00 feet and being subtended by a chord line having a bearing of north 05 degrees 09 minutes 38 seconds east and a chord length of 98.13 feet); thence leaving the northeasterly right-of-way line of the terminus of the cul-de-sac of Mellon Court and running north 57 degrees 04 minutes 55 seconds east, a distance of 41.09 feet to an iron pin set; running thence north 89 degrees 49 minutes 55 seconds east, `a distance of 265.00 feet to an iron pin set; running thence south 00 degrees 43 minutes 00 seconds west, a distance of
         215.00 feet to an iron pin located on the northerly line of property now or formerly owned by Activation, Inc.; running thence south 89 degrees 49 minutes 55 seconds west along the northerly line of said Activation, Inc. Property, a distance of 305.60 feet to the iron pin found on the easterly right-of-way line of Mellon Court, which iron pin marks the point of beginning; and being a tract of land containing
         1.452 acres according to a plat of survey prepared for Radiation Sterilizers, Inc. by Tri County Land Surveying and Boggus & Associates Engineers, and certified to by A. A. Katterhenry, Georgia Registered Land Surveyor No. 1692, dated October 7, 1983 and last revised October 31, 1983.



                                  EXHIBIT "A-1"

                                  EXHIBIT "A-2"

                                LEGAL DESCRIPTION


                  All that certain real property, together with all appurtenances thereto and all improvements now or hereafter located thereon, situated in the City of Fort Worth, County of Tarrant, State of Texas, and described as follows:

         Lot 10-R-1-A, Block 1, Wichita-20 Business Park, an Addition to the City of Fort Worth, Tarrant County, Texas, according to plat recorded in Volume 388-183 Page 44, Deed Records of Tarrant County, Texas.



                                  Exhibit "A-2"

                                  EXHIBIT "A-3"

                                LEGAL DESCRIPTION


                  All that certain real property, together with all appurtenances thereto and all improvements now or hereafter located thereon, situated in the Township of Orange, County of Delaware, State of Ohio, and described as follows:

         Being Lot Number Six Hundred Ninety-Six (696), in GREEN MEADOWS CORPORATE PARK, PHASE I, as the same is numbered and delineated upon the recorded plat thereof, of record in Plat Book 16, page 107, Recorder's Office, Delaware County, Ohio.



                                  EXHIBIT "A-3"
                                   Page 1 of 1